UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2009

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, the stockholders of Spark Networks, Inc. (the “Company”) approved a one-time stock option repricing and exchange program and an amendment to the Company’s 2007 Omnibus Incentive Plan (the “2007 Plan”) to increase by 250,000 shares the number of shares of the Company’s common stock reserved for issuance and available for awards under the 2007 Plan, as described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2008 (the “Proxy Statement”). Under the option exchange program, the Company offered to exchange, for new lower-priced options, certain outstanding options previously granted under the Company’s 2000 Executive Share Option Scheme, 2004 Share Option Scheme and 2007 Plan (collectively referred to as the “Plans”). The amendment to the 2007 Plan is attached hereto as Exhibit 10.1.

Under the option exchange program, stock options were eligible for the program if they had exercise prices per share greater than the closing price of the Company’s common stock as reported on the NYSE Alternext on the date the stockholders approved the option exchange program. On January 5, 2009, the date of the special stockholders’ meeting, the closing price per share of the Company’s common stock as reported on the NYSE Alternext was $2.55. The opportunity to participate in the option exchange was offered to certain of the Company’s U.S. employees who substantially contribute to the achievement of the Company’s business objectives, including the Company’s executive officers. Eligible options surrendered for exchange under the program that were issued under the Plans were exchanged for an equal number of new options granted under the 2007 Plan.

Under the program, the exercise prices of the new options were subject to a $3.00 floor. Each new option granted would have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE Alternext for the business day on which the exchange offer expires unless such closing price fell below $3.00, in which case the exercise price would be equal to $3.00. Based on the closing price per share on January 5, 2009, the exercise price of all new options is $3.00 per share. Each new option has a term of seven (7) years, except those granted to the Company’s Chairman of the Board and Chief Executive Officer, Adam Berger, which, consistent with the options he received when he became the Company’s Chief Executive Officer, have a term of ten (10) years.

The initial vesting of the new options takes into consideration the prior vesting of the surrendered eligible options, but does not award full credit for such vesting. New options granted to employees, excluding executive officers, vest according to the following schedule: (i) a percentage immediately vests on the grant date, which percentage equals half of the percentage that the vested amount, as of the expiration date of the exchange offer, constitutes of the entire amount of the eligible option that is surrendered by such employee; (ii) 25% of the remaining new options vest one (1) year after the new option grant date; and (iii) the remaining 75% vest quarterly in equal installments over three (3) years after the anniversary of the new option grant date.

New options for executive officers, unlike the options for employees, do not vest at all until one (1) year after the grant date and are subject to a cap on the amount of options that vest at such time. Any remaining amount of the new options after the initial vesting vest monthly thereafter. New options for executive officers vest one (1) year after the grant date in an amount equal to (i) a percentage (the “Executive Initial Vesting Percentage”) of the total amount of each new option granted to an executive officer that is equal to the lesser of (a) a percentage that is equal to half of the percentage that the vested amount as of the expiration date of the exchange offer constitutes of the entire amount of the eligible option that is surrendered by such executive officer and (b) a percentage that is equal to half of the percentage that the vested amount constitutes of the entire amount of eligible options held by our Chairman of the Board and Chief Executive Officer, Adam Berger, as of the expiration date of the exchange offer, as calculated without regard to any eligible options Mr. Berger received prior to February 2007 when he entered into his employment agreement to serve as the Company’s Chief Executive Officer; and (ii) 25% of the remaining unvested amount of the new option. The remaining new options (i.e. those left after the initial vesting described in (i) and (ii) above) vest monthly in equal installments until four (4) years after the new option grant date. In summary, new options granted to executive officers vest as follows:

•	The Executive Initial Vesting Percentage PLUS 25% of the remaining unvested amount vest one (1) year after the grant date, and

•	The remainder vests monthly in equal installments until four (4) years after the grant date.

On December 2, 2008, the Company filed with the SEC a Schedule TO related to the option exchange program, as amended (the “Schedule TO”), including an Offer to Exchange of even date therewith (the “Offer to Exchange”), which sets forth the terms and conditions of the option exchange offer (the “Offer”). The Offer expired at 3 p.m., Pacific Time, on Monday, January 5, 2009. Optionholders eligible to participate in the Offer tendered, and the Company accepted for cancellation, eligible options to purchase an aggregate of 3,073,200 shares of the Company’s common stock from 75 participants, representing 98.2% of the total shares of common stock underlying options eligible for exchange in the Offer. The Company has granted new options to purchase an aggregate of 3,073,200 shares of common stock in exchange for the cancellation of the tendered eligible options. The exercise price per share of each new option granted in the Offer is $3.00, which was the higher of the closing price of the Company’s common stock as reported by the NYSE Alternext on January 5, 2009, the business day on which the Offer expired and the $3.00 floor.

The executive officers surrendered all of their eligible options in connection with the exchange offer. For information regarding eligible options held by the Company’s executive officers, see “Proposal No. 1 – Approval of a One-Time Stock Option Repricing and Exchange Program - Interests of Our Directors and Executive Officers in the Option Exchange” in the Proxy Statement. Set forth below are the new options granted to the executive officers:

Name of Executive Officer	Title	Number of New Options	Number of New Options that will Vest as of January 5, 2010 (1)
Adam S. Berger	Chairman of the Board and Chief Executive Officer	1,350,000	569,363
Gregory R. Liberman	President and Chief Operating Officer	357,000	150,565
Brett A. Zane	Chief Financial Officer	240,000	82,500
Gregory J. Franchina	Chief Information Officer	275,000	107,525
Joshua A. Kreinberg	General Counsel and Corporate Secretary	190,000	80,133

(1)	The remainder of the new options will vest monthly in equal installments until four (4) years after the grant date. Vesting of options is subject to continued service to the Company.

The foregoing description of the option exchange program is qualified in its entirety by reference to the description of the program set forth in the Proxy Statement, the Schedule TO and the Offer to Exchange (filed with the Schedule TO as Exhibit 99(a)(1)(A)).

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to the Spark Networks, Inc. 2007 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: January 6, 2009	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Corporate Secretary